PIPER & MARBURY
                                 CHARLES CENTER SOUTH
                                 36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3010      WASHINGTON
                                 410-539-2530                 NEW YORK
                                FAX: 410-539-0489           PHILADELPHIA
                                                            LONDON
                                                            EASTON, MD

                                     APRIL 21, 1995



T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

                      Registration Statement on Form S-8

Dear Sirs:

      We have acted as counsel for T. Rowe Price Associates, Inc., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 70,000 shares of the Common Stock of the Company (the "Shares") to be issued pursuant to the Company's 1995 Director Stock Option Plan (the "Director Plan"). In that capacity, we have reviewed the charter and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered under the Director Plan and such other materials and matters as we have deemed necessary for the issuance of this opinion.

      Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof as contemplated in the Registration Statement, will be, under the gernal corporation law of the State of Maryland, legally issued, fully paid, and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Regis-tration Statement and to the reference to our firm and to our opinion in the Registration Statement and the prospectus which is a part thereof.

                                     Very truly yours,

                                     /s/ Piper & Marbury